UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2014 (December 3, 2014)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements with Certain Officers.
On December 3, 2014, the Board of Directors (the “Board”) of Healthcare Trust of America, Inc. (the “Company”) approved an extension of the term of the Company’s employment agreement (the “Employment Agreement”) with Scott D. Peters, the Chief Executive Officer, President and Chairman of the Board of the Company, by one year through January 1, 2018 pursuant to a letter agreement (the “Letter Agreement”) dated December 3, 2014. In all other respects, the existing terms of the Employment Agreement continue in effect.
A copy of the Letter Agreement is attached hereto as Exhibit 10.1.

Item 8.01	Other Events.
On December 3, 2014, the independent members of the Company’s Board created the position of lead independent director (the “Lead Independent Director”), and appointed W. Bradley Blair, II to serve as the Company’s Lead Independent Director, effective immediately, for an initial term of two years, to be elected annually thereafter. Mr. Blair has served as an independent director of the Company since September 2006.
In connection with the appointment of Mr. Blair, the Board adopted an amended set of Corporate Governance Guidelines (the “Guidelines”), which were updated to reflect the creation of a Lead Independent Director. A copy of the Guidelines is posted on the Company’s website at http://www.htareit.com.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement between Healthcare Trust of America, Inc. and Scott D. Peters dated December 3, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: December 5, 2014	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman